ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	20100422933-56
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/11/2010 12:55 PM
	Entity Number E0284182010-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DRIVE ASSURE, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000 blank check preferred @ 0.0001; 100,000,000 common Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Alexander Fridman Street Address: 1020 Fourth Avenue; City: Wall Township; State: NJ; Zip Code: 07719 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: CSC SERVICES OF NEVADA, INC. Incorporator Signature: X [signature: C. Wardgrt] Address: 502 EAST JOHN STREET; City: CARSON CITY; State: NV; Zip Code: 89706
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature: C. Wardgrt] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 6/11/10

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DRIVE ASSURE, INC.**, did on June 11, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 14, 2010.

ROSS MILLER
Secretary of State

Certified By: Diana Speltz
Certificate Number: C20100611-2171
You may verify this certificate
online at **http://www.nvsos.gov/**